Exhibit 10.37

SECOND AMENDMENT TO AGREEMENT FOR THE PROVISION

OF A LOAN FACILITY OF UP TO EURO 7,500,000

THIS SECOND AMENDMENT TO AGREEMENT FOR THE PROVISION OF A LOAN FACILITY OF UP TO EURO 7,500,000 (“Amendment”) is made and entered into as of June 2, 2011 by and between HORIZON PHARMA AG, F/K/A NITEC PHARMA AG, a company incorporated in Switzerland with number CH-280.3.007.771-0/ (“Borrower”), and KREOS CAPITAL III (UK) LIMITED, a company incorporated in England and Wales whose company number is 05981165 (“Lender”).

RECITALS

A. Borrower and Lender have entered into that certain Agreement for the Provision of a Loan Facility of up to Euro 7,500,000 dated August 15, 2008 as modified by an amendment agreement dated 1 April 2010 (the “First Amendment”) and entered by and between the Borrower and the Lender (the “Loan Agreement”) pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B. Borrower desires that Lender amend the Loan Agreement and the Security Documents (as defined therein) upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Lender is willing to so amend the Loan Agreement and the Security Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Lender hereby agree to amend the Loan Agreement and the Security Documents as follows:

1. Definitions.

1.1 Unless otherwise defined herein, all terms defined in the Loan Agreement, the Pledge Agreement and/or the Receivables Assignment Agreement have the same meaning when used herein.

1.2 References to the Loan Agreement, Security Documents, Secured Liabilities and Charged Assets shall refer to the Loan Agreement, Security Documents, Secured Liabilities and Charged Assets as amended by or pursuant to this Amendment.

2. No Waiver

Except as expressly set-out in this Amendment, the Borrower confirms and agrees that this Amendment shall not constitute a waiver of any rights of the Lender under the

Loan Agreement, the Security Documents (as defined in the Loan Agreement) or any other documents referred to in the Loan Agreement and furthermore, the Borrower confirms and agrees that the Loan Agreement, the Security Documents (as defined in the Loan Agreement) or any other documents referred to in the Loan Agreement remain in full force and effect.

3. Consent to Refinancing of 2010 Loan Agreement and Security Agreement.

Conditional upon receipt by the Lender (in a form and substance satisfactory to the Lender) of:

3.1 payment in full in cash of all financial indebtedness and other sums outstanding under the 2010 Loan Agreement or delivery to the Lender of a copy of instructions to pay such indebtedness by “SWIFT” transfer for value on the next following business day;

3.2 an original signed copy of this Amendment;

3.3 an original signed copy of a warrant to purchase one hundred thousand shares of Series B Preferred Stock in Horizon Pharma, Inc. signed by Horizon Pharma, Inc.;

3.4 an original signed copy of the deed of assignment and postponement between the Lender, Horizon Pharma, Inc., the Borrower and Oxford Finance LLC dated on or about the date of this Amendment;

3.5 an original signed copy of the share pledge agreement regarding the pledge in shares of the Borrower between Horizon Pharma, Inc. and the Lender dated on or about the date of this Amendment (the “Share Pledge Agreement”);

3.6 an original signed copy of the assignment of royalties between the Borrower and the Lender dated on or about the date of this Amendment;

3.7 a certificate signed by a director of the Borrower attaching a copy of the board resolutions of the Borrower and confirming that such board resolutions are in full force and effect and have not been revoked, varied or modified in any way; and

3.8 a certificate signed by a director of Horizon Pharma, Inc. attaching a copy of the board resolutions of Horizon Pharma, Inc. and confirming that such board resolutions are in full force and effect and have not been revoked, varied or modified in any way;

(together the “Conditions”), the Lender hereby consents to the refinancing of the indebtedness incurred by Borrower and Horizon Pharma USA, Inc., a Delaware corporation (“Horizon USA”) pursuant to that certain Loan and Security Agreement dated as of April 1, 2010 among Borrower, Horizon USA, Horizon Pharma, Inc. (“Parent”), Lender and Silicon Valley Bank (the “2010 Loan Agreement”), and the

incurrence by Horizon USA, Parent, and Horizon Pharma (UK) Limited of the indebtedness pursuant to that certain Loan and Security Agreement dated as of June 2, 2011 among Horizon USA, Parent, Horizon Pharma (UK) Limited, Oxford Finance LLC, and Silicon Valley Bank and the granting of liens by Horizon USA, Parent and Horizon Pharma (UK) in their respective assets to secure such indebtedness. Without limiting the foregoing, upon the satisfaction of the Conditions, the Lender agrees that the completion of such transactions shall not constitute an Event of Default under the Loan Agreement or give rise to the consequences set forth in clauses 9.2.1 and 9.2.2 of the Loan Agreement.

4. Amendments to Loan Agreement.

4.1 Clause 1.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Group” means the Borrower and its subsidiaries (if any) from time to time and “Group Company” means any member of the Group”

4.2 Clause 1.24 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Security Documents” means: (i) the assignment by the Borrower to the Lender of its trade receivables under the Receivables Assignment Agreement, (ii) the pledge granted by the Borrower in favour of the Lender over its intellectual property rights under the Pledge Agreement, (iii) the Share Pledge Agreement, and (iv) the Agreement of the Assignment of Royalties.”

4.3 The Loan Agreement is hereby amended by inserting a new Clause 1.31 to read as follows:

““Share Pledge Agreement” means the share pledge agreement regarding the pledge in shares of the Borrower between Horizon Pharma, Inc. and the Lender dated June 2, 2011.”

4.4 The Loan Agreement is hereby amended by inserting a new Clause 1.32 to read as follows:

““Agreement of the Assignment of Royalties” means the agreement on the assignment of royalties between the Borrower and the Lender dated June 2, 2011.”

4.5 Clause 3.7.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Upon the loan being discharged in full and the Lender under no further obligation to make any financial accommodation or loan facility to the Borrower under this Loan Agreement the Charged Assets shall be released, at the request of the Borrower, to the Borrower or such other Party as designated by the Borrower. Such release shall be deemed to be conditional on no payment being received by the Lender in discharge of all or part of the Loan being avoided, reduced or ordered to be refunded pursuant to any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such release, discharge or settlement, should any payment received by the Lender be avoided, reduced or ordered to be refunded, the Lender may recover the value or amount of such security or payment from the Borrower subsequently as if such a release, discharge or settlement had not occurred. ”

4.6 Clause 5.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“5.2 The Borrower shall repay the amount drawn down under the Loan by way of 28 monthly payments (being principal and interest accrued thereon), each such payment in the amount shown on Schedule 5.2 attached hereto at Exhibit A, to be paid to the Lender on the first Business Day of each calendar month, commencing on 1 July 2011. Any amount repaid or prepaid may not be redrawn.”

4.7 Clause 8.1.8 of the Loan Agreement is hereby amended by deleting “no later than before the start of each financial year” and substituting “no later than 90 days after the start of each financial year” therefor.

4.8 Clause 8.1.15.4 and Clause 8.1.15.5 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“8.1.15.4 that certain subordinated promissory note dated June 28, 2010 issued by Borrower to Horizon Pharma, Inc. in the original principal amount of $5,500,000 (as the same may be amended from time to time); or

8.1.15.5 that certain intercompany note dated June 2, 2011 issued by Borrower to Horizon Pharma, Inc. in the original principal amount of €1,000,000;”

4.9 Clause 8.1.16 of the Loan Agreement is hereby amended by inserting the following to the end thereof: “it being understood that the terms of the Financial Indebtedness described in clauses 8.1.15.4 and 8.1.15.5 are satisfactory to the Lender”

4.10 Clause 8.1.19 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“8.1.19 Clauses 8.1.3, 8.1.4, 8.1.17 and 8.1.18 do not apply to:

8.1.19.1 Security provided to the Lender under the Loan Agreement or any Security Document;

8.1.19.2 any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

8.1.19.3 any lien arising by operation of law and in the ordinary course of trading, including liens of carriers, warehousemen, suppliers, or other persons that are possessory in nature and liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations;

8.1.19.4 any lien for taxes, fees, assessments or other government charges or levies, either not due and payable or being contested in good faith and for which the Borrower or other Group Company (as the case may be) maintains adequate reserves on its books; provided that no notice of any such lien has been filed or recorded by any government authority; and

8.1.19.5 liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

8.1.19.6 Clauses 8.1.3, 8.1.4, 8.1.17, 8.1.18, and 8.1.22 do not apply to non-exclusive or exclusive licenses granted by the Borrower or any Group Company to Borrower or a Group Company or a third party over any of its Intellectual Property rights provided that (i) such licenses are granted for full market value and (ii) such licenses are granted in arms’ length transactions in the ordinary course of business for the development, manufacture, marketing, distribution and/or commercialization of DUEXA and/or LODOTRA.”

4.11 Clause 9.1.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“financial indebtedness of the Borrower, Horizon Pharma Inc., Horizon Pharma USA, Inc. or Horizon Pharma (UK) Limited in any amount which may reasonably be considered to be material is not paid when due as a consequence of a default with respect thereto or any security interest over any asset of Borrower, Horizon Pharma Inc., Horizon Pharma USA, Inc. or Horizon Pharma (UK) Limited is lawfully enforced; or”

4.12 Clause 14.4 of the Loan Agreement is amended by inserting the following language to the beginning thereof: “Except for the Financial Indebtedness permitted under clause 8.1.15”

4.13 Clause 14.7(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i) to the Lender’s address, with a copy to Donatella Callegaris, Kreos Capital, 39-40 Albermarle Street, London, W1S 4TE and Chris Putt, Speechly Bircham LLP, 6 New Street Square, London, EC4A 3LX; and”

5. Amendment to Pledge Agreement.

5.1 Clause 3.2 of the Pledge Agreement is hereby amended by deleting the following language at the end thereof:

“In addition, this clause 3.2 shall no longer have any force and effect, and shall be deemed to be automatically deleted from this Agreement, upon the later of the completion by the holding company of the Borrower of a Qualified IPO or the issuance by the FDA of marketing approval for either DUEXA or LODOTRA”.

5.2 Clause 3.3 of the Pledge Agreement is hereby amended by deleting the following language at the end thereof:

“In addition, this clause 3.3 shall no longer have any force and effect, and shall be deemed to be automatically deleted from this Agreement, upon the later of the completion by the holding company of the Borrower of a Qualified IPO or the issuance by the FDA of marketing approval for either DUEXA or LODOTRA”.

5.3 Clause 5.1 of the Pledge Agreement is hereby amended and restated in its entirety to read as follows:

“Upon the Secured Liabilities being discharged in full and the Pledgee being under no further obligation to make any financial accommodation or loan facility to the Pledgor under the Loan Agreement, the Pledged Assets or any remainder thereof shall be released and re-assigned at the request of the Pledgor, to the Pledgor or such other party as designated by the Pledgor. Such release and re-assignment shall be deemed to be conditional on no payment or security received by the Pledgee in respect of the Secured Liabilities being avoided, reduced or ordered to be refunded pursuant to any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such release, re-assignment, discharge or settlement, should any payment received by the Pledgee be avoided, reduced or ordered to be refunded, the Pledgee may recover the value or amount of such security or payment from the Pledgor subsequently as if such a release or re-assignment had not occurred.”

5.4 Schedule 1 of the Pledge Agreement is hereby amended by deleting the Patents listed thereto and the insertion of the patents schedule detailing all the patents which are applied for or registered in the name of the Pledgor and all other patents attached hereto at Exhibit B in its place.

5.5 Schedule 2 of the Pledge Agreement is hereby amended by deleting the Trademarks listed thereto and the insertion of the trademark schedule detailing all the trademarks which are applied for or registered in the name of the Pledgor and all other trademarks attached hereto at Exhibit C in its place.

6. Amendment to Receivables Assignment Agreement.

6.1 Clause 1.1 is hereby amended inserting by the following language to the end thereof:

““Assigned Bank Accounts” means the Assignor’s present and future Bank Accounts assigned to the Assignee under this Agreement.

“Banks” means any and all banks at which the Assignor holds any Bank Accounts.

“Bank Accounts” means any and all of the Assignor’s present and future accounts and deposits with any Bank which are assigned to the Assignee under this Agreement.”

6.2 The Receivables Assignment Agreement is hereby amended by inserting a new Clause 2A to read as follows:

“2A Assignment of Bank Accounts

2A.1 The Assignor hereby assigns to the Assignee, as security for the Secured Liabilities, its Bank Accounts, together with all subsidiary and preferential rights attaching thereto, and accrued, current and future interest.

2A.2 On the occurrence of an Event of Default or at any time when the Assignee has reason to believe that an Event of Default is likely to occur, the Assignee shall be entitled to inform the Banks of the assignment.

2A.3 The Assignor undertakes to disclose to the Assignee, at the end of each quarter, the aggregate balance on the Bank Accounts. At the end of each year, the Assignor shall provide the Assignee with a detailed statement of all the Banks and Bank Accounts.

2A.4 At any time upon the Assignee’s request, the Assignor shall provide the Assignee with all information with respect to the Bank Accounts or the Banks that the Assignee may reasonably require.

2A.5 The Assignee is entitled to enforce the Secured Liabilities secured by this assignment independently of and prior to the Bank Accounts assigned.

2A.6 Until the occurrence of an Event of Default, the Assignor shall be entitled to collect and receive on its behalf and for its own account any payments by the Banks in respect with the Bank Accounts.

2A.7 Upon the occurrence of an Event of Default, the Assignor undertakes and confirms hereby that any such payments received forthwith by the Assignor in respect of the Bank Accounts will be immediately transferred to the Assignee, and the Assignee shall be entitled to exercise all rights over such Bank Accounts including amending signatories thereon and directing any payments from such accounts, including in particular paying off any indebtedness owing to it under the Loan Agreement.

2A.8 The Assignor undertakes, except as provided for by mandatory provisions of Swiss law or as permitted under the Loan Agreement, not to create or allow to subsist any security interest over or in respect of the Bank Accounts.”

6.3 Clause 3.1 of the Receivables Assignment Agreement is hereby amended and restated in its entirety to read as follows:

“All the rights of the Assignor to the Receivables and the Bank Accounts hereby pass to the Assignee”.

6.4 Clause 4.1 of the Receivables Assignment Agreement is hereby amended and restated in its entirety to read as follows:

“Upon the Secured Liabilities being discharged in full and provided that the Assignee is not under any further actual or contingent obligation to make advances or provide loan facilities to the Assignor under the Loan Agreement, the remainder of the proceeds collected from the Receivables or the Bank Accounts will be refunded by the Assignee to the Assignor or such other party as designated by the Assignor. Such refund shall be deemed to be conditional on no payment or security received by the Assignee in respect of the Secured Liabilities being avoided, reduced or ordered to be refunded pursuant to any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such refund, discharge or settlement, should any payment received by the Assignee be avoided, reduced or ordered to be refunded, the Assignee may recover the value or amount of such security or payment from the Assignor subsequently as if such a release, discharge or settlement had not occurred.”

6.5 Clause 5.1 of the Receivables Assignment Agreement is hereby amended and restated in its entirety to read as follows:

“Upon the Secured Liabilities being discharged in full and the Assignee being under no further actual or contingent obligation to make any financial accommodation or loan facility to the Assignor under the Loan Agreement, the Assigned Receivables and the Assigned Bank Accounts or any remainder thereof shall be released at the request of the Assignor, to the Assignor or such other party as designated by the Assignor. Such release shall be deemed to be conditional on no payment or security received by the Assignee in respect of the Secured Liabilities being avoided, reduced or ordered to be refunded pursuant to any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such release, discharge or settlement, should any payment received by the Assignee be avoided, reduced or ordered to be refunded, the Assignee may recover the value or amount of such security or payment from the Assignor subsequently as if such a release, discharge or settlement had not occurred.”

6.6 Clause 5.2 of the Receivables Assignment Agreement is hereby amended and restated in its entirety to read as follows:

“Any assigned Receivables and/or Bank Accounts to be released to the Assignor or any third party as designated by the Assignor in accordance with section 5.1 shall be released free and clear, on the date of the release, of any and all liens, charges and encumbrances arising from the Assignee’s acts.”

6.7 Clause 6.1 of the Receivables Assignment Agreement is hereby amended and restated in its entirety to read as follows:

“it has legitimate right to each of the Receivables and the Bank Accounts.”

6.8 Clause 6.3 of the Receivables Assignment Agreement is hereby amended and restated in its entirety to read as follows:

“such Receivables and Bank Accounts are free of any right of sale or assignment or any third party right (including any security interest) of any kind or any other type of preferential arrangement except for the security interest created by the present Agreement, or as otherwise permitted under the Loan Agreement.”

6.9 Clause 6.4 of the Receivables Assignment Agreement is hereby amended and restated in its entirety to read as follows:

“this Agreement constitutes (i) the Assignor’s legal, valid and binding obligations enforceable against it pursuant to its terms and (ii) a valid and effective assignment of the Receivables and the Bank Accounts in favour of the Assignee.”

6.10 The Receivables Assignment Agreement is hereby amended by inserting a new Clause 6A to read as follows:

“6A. Power of Attorney

The Assignor hereby authorizes the Assignee to execute, deliver and perfect in the name and on behalf of the Assignor all documents and exercise voting rights and do all things that are necessary for carrying out any obligation imposed on the Assignor under this Agreement, or as may be needed in connection with exercising any of the rights conferred on the Assignee by this Agreement or by law, in particular in connection with a private realization (Privatverwertung) but in any case only upon the occurrence and during the continuance of an Event of Default.”

6.11 Schedule 1 of the Receivables Assignment Agreement is hereby amended by deleting the List of Assigned Receivables listed thereto and the insertion of the List of Assigned Receivables attached hereto at Exhibit D in its place.

6.12 The Receivables Assignment Agreement is hereby amended by inserting a new Schedule 2 being the insertion of the list of Bank Accounts attached hereto at Exhibit E in its place. The Assignor hereby represents and warrants to the Assignee that as at the date of this Amendment, that the new Schedule 2 contains details of all of the Bank Accounts (as defined in paragraph 4.1 above).

7. Ratification and Reaffirmation of Liens. Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Security Documents, as collateral security for the Secured Liabilities (as defined therein), and acknowledges that all of such liens and security interests, and all Charged Assets heretofore pledged as security for the Secured

Liabilities continue to be and remain subject to the Security Documents from and after the date hereof until released as provided in the Loan Agreement and the Security Documents.

8. Representations And Warranties. Borrower represents and warrants that its representations and warranties in the Loan Agreement and the Security Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower.

9. Full Force And Effect; Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and the Security Documents shall remain in full force and effect. This Amendment constitutes and contains the entire agreement of the parties hereto and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Agreement (as amended hereby), the Security Documents, and the Warrant issued in connection with the First Amendment and this Amendment comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Lender to Borrower.

10. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Amendment shall be deemed effective as of the date first written above.

11. Warrant. In consideration of this Amendment, Horizon Pharma, Inc., the parent of the Borrower, shall issue to Kreos Capital III Limited a warrant to purchase one hundred thousand (100,000) Series B Preferred Stock in Horizon Pharma, Inc., in the form attached hereto as Exhibit F.

12. Further Assurance. Each party to this Amendment shall do, or procure the doing of, all acts and things and execute, or procure the execution of, all documents as may reasonably be required to give full effect to this Amendment.

13. Costs. The Borrower shall pay all costs and expenses incurred by the Lender in connection with the negotiation, preparation, execution and performance of this Amendment (and any documents referred to in it).

14. Governing Law. This Amendment shall be governed by the laws of England and the parties accept the non-exclusive jurisdiction of the courts of England.

15. Power of Attorney. The Borrower hereby grants to the Lender an irrevocable power of attorney to take all such acts and execute all such documents as may be required to carry out any obligation of the Borrower or to enforce its rights or otherwise protect its security following the occurrence of and continuation of an event of default under any of the Security Documents.

[signature page to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

BORROWER:

SIGNED AND EXECUTED as a DEED on behalf of HORIZON PHARMA AG, a company incorporated in Switzerland, by
/s/ Timothy P. Walbert
Authorised signatory

Timothy P. Walbert

, being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:

/s/ Barry Golombik
Witness:

Barry Golombik
Witness Name:

1083 Millcreek, Incline Village, NV 89451
Witness Address:

Consultant
Witness Occupation:

1.

LENDER:

SIGNED AND EXECUTED as a DEED by KREOS CAPITAL III (UK) LIMITED acting by Maurizio	/s/ Maurizio Petitbon
Petitbon , a director,	Director

in the presence of:

/s/ David Rothera
Witness:

David Rothera
Witness Name:

Speechly Bircham, 6 New St. Sq. London
Witness Address:

Solicitor
Witness Occupation:

2.

Exhibit A

SCHEDULE 5.2

All amounts are stated in Euros

Principal	Interest	Due Date	Repayment Amount
86,279.09	62,720.91	01-Jul-11	149,000.00
87,134.69	61,865.31	01-Aug-11	149,000.00
87,998.77	61,001.23	01-Sep-11	149,000.00
88,871.43	60,128.57	01-Oct-11	149,000.00
89,752.74	59,247.26	01-Nov-11	149,000.00
90,642.78	58,357.22	01-Dec-11	149,000.00
91,541.66	57,458.34	01-Jan-12	149,000.00
92,449.45	56,550.55	01-Feb-12	149,000.00
93,366.24	55,633.76	01-Mar-12	149,000.00
94,292.12	54,707.88	01-Apr-12	149,000.00
95,227.18	53,772.82	01-May-12	149,000.00
96,171.52	52,828.48	01-Jun-12	149,000.00
97,125.22	51,874.78	01-Jul-12	149,000.00
98,088.38	50,911.62	01-Aug-12	149,000.00
99,061.09	49,938.91	01-Sep-12	149,000.00
100,043.44	48,956.56	01-Oct-12	149,000.00
101,035.54	47,964.46	01-Nov-12	149,000.00
102,037.48	46,962.52	01-Dec-12	149,000.00
103,049.35	45,950.65	01-Jan-13	149,000.00
104,071.25	44,928.75	01-Feb-13	149,000.00
105,103.29	43,896.71	01-Mar-13	149,000.00
106,145.57	42,854.43	01-Apr-13	149,000.00
107,198.18	41,801.82	01-May-13	149,000.00
108,261.23	40,738.77	01-Jun-13	149,000.00
109,334.82	39,665.18	01-Jul-13	149,000.00
110,419.05	38,580.95	01-Aug-13	149,000.00
111,514.04	37,485.96	01-Sep-13	149,000.00
112,619.89	57,630.11	01-Oct-13	170,250.00

3.

Exhibit F

4.

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO A REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.

HORIZON PHARMA, INC.

WARRANT TO PURCHASE SERIES B PREFERRED STOCK

No. PBW-	June [__], 2011

Void After June [__], 2021

THIS CERTIFIES THAT, for value received, Kreos Capital III Limited, with its principal office at 47 Esplanade, St-Helier, Jersey or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from HORIZON PHARMA, INC., a Delaware corporation, with its principal office at 1033 Skokie Boulevard, Suite 355, Northbrook, Illinois 60062 (the “Company”) up to One Hundred Thousand (100,000) shares of the Series B Preferred Stock of the Company (the “Series B Stock”) or if the outstanding Series B Preferred Stock is converted into Common Stock of the Company, then the number of shares of Common Stock of the Company (the “Common Stock”) into which such Series B Stock would have been converted had the Warrant been exercised immediately prior to the conversion of the outstanding Series B Preferred Stock into Common Stock.

DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

“Current Market Price” as of a specified date shall mean: (i) if the Warrant is exercisable for Common Stock and the Common Stock is publicly traded on such date, the average closing price per share over the preceding five trading days (or, if less than five days, the average closing price per share of all trading days since the stock became publicly traded) as reported on the principal stock exchange or quotation system on which the stock is listed or quoted; or (ii) if the Series B Stock (as adjusted herein) is not publicly traded on such date, the Board of Directors of the Company shall determine Current Market Price in its reasonable good faith judgment.

“Exercise Period” means the period commencing with the date hereof and ending on June [__], 2021, unless sooner terminated as provided below.

5.

“Exercise Price” means U.S. $0.01 per share, subject to adjustment pursuant to Section 6 below. If the outstanding Series B Stock converts into Common Stock at a conversion rate that is more or less than one share for one share, then the per share Exercise Price shall be adjusted by dividing the aggregate Exercise Price of all of the Exercise Shares immediately prior to the conversion by the number of Exercise Shares immediately following the conversion.

“Exercise Shares” means as applicable the shares of the Series B Stock or shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below.

“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(e) “U.S. Person” means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States (iii) any estate of which any executor or administrator is a U.S. Person, (iv) any trust of which any trustee is a U.S. Person, (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and (viii) any partnership or corporation if: (1) organized or incorporated under the laws of any foreign jurisdiction; and (2) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act (as defined below), unless it is organized or incorporated, and owned, by accredited investors (as defined in Regulation D under the Act) who are not natural persons, estates or trusts, provided, however, the following are not “U.S. Persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if: (1) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and (2) the estate is governed by foreign law, (iii) any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person, (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, (v) any agency or branch of a U.S. Person located outside the United States if: (1) the agency or branch operates for valid business reasons; and (2) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the

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Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

An executed Notice of Exercise in the form attached hereto;

Payment of the Exercise Price either (i) in cash or by check, (ii) by cancellation of indebtedness, or (iii) as provided in Section 2.1; and

This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Series B Stock (or as applicable one share of Common Stock) is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Series B Stock or Common Stock computed using the following formula:

X =	Y (A-B)
A

Where X =	the number of shares of Series B Stock to be issued to the Holder

Y =	the number of shares of Series B Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	Current Market Price (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

Automatic Exercise. Notwithstanding any provisions herein to the contrary, if the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 8, then this Warrant shall automatically (without any act on the part

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of the Holder) be exercised pursuant to Section 2.1 effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Exercise Shares unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

COVENANTS OF THE COMPANY.

Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Series B Stock and Common Stock to provide for the exercise of the rights represented by this Warrant and the conversion of the Series B Stock into Common Stock. If at any time during the Exercise Period the number of authorized but unissued shares of Series B Stock or Common Stock, as applicable, shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Stock or Common Stock to such number of shares as shall be sufficient for such purposes.

Rights under the Investor Rights Agreement. The Holder shall be entitled to registration rights with respect to the Exercise Shares, or the Common Stock issuable upon conversion thereof, as set forth in that certain Investors’ Rights Agreement, dated as of April 1, 2010, a true and complete copy of which is attached hereto as Appendix I (the “Investor Rights Agreement”), as such may from time to time be amended, for purposes of Sections 1 (with the exception of Section 1.2) and 3 only. The Exercise Shares shall also be deemed “Registrable Securities” as that term is defined in the Investor Rights Agreement, and the Holder shall be deemed a “Holder,” subject to all of the rights and obligations thereunder, in each case only for the purposes of those sections listed above. The Holder shall perform such steps as are required by the Company to make it a party to the Investor Rights Agreement as described in this Section 3.2. The Company agrees that no amendments will be made to the Investor Rights Agreement which would have an adverse impact on Holder’s registration rights thereunder different from the impact on the rights of other Holders (as defined in the Rights Agreement) of the Company’s stock without the consent of Holder. By acceptance of this Warrant, Holder shall be deemed to be a party to the Investor Rights Agreement solely for the purposes of the above-mentioned registration rights.

REPRESENTATIONS OF HOLDER.

Acquisition of Warrant for Personal Account.

(a) The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment, not as a nominee or agent, and not for the account or benefit of, a U.S. Person, and not with a view to or for sale or distribution of

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said Warrant or Exercise Shares or any part thereof in the United States or to a U.S. Person. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

(b) The Holder represents and warrants that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a U.S. Person, or any hedging transaction with any third person in the United States or to a United States resident, with respect to the Warrant or any of the Exercise Shares.

(c) The Holder is a person or entity that is not a U.S. Person.

(d) The Holder understands that it could lose its entire investment in the Company.

Securities Are Not Registered.

The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that the issuance of the Warrant and the Exercise Shares are exempt from registration under the Act pursuant to Regulation S thereof. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act in accordance with the provisions of Regulations S, or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

Disposition of Warrant and Exercise Shares.

The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Warrant or any of the Exercise Shares except in compliance with the Act, applicable blue

9.

sky laws, and the rules and regulations promulgated thereunder. The Holder further agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or pursuant to an exemption from registration; or

The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend (in addition to any legend required under applicable state or foreign securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, MORTGAGED OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO A REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE SECURITIES LAWS.

REPRESENTATIONS OF COMPANY. The Company represents and warrants to the Holder that:

Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Exercise Shares has been taken, and this Warrant, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting

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the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets, to carry on its business as presently conducted or as proposed to be conducted.

ADJUSTMENT OF EXERCISE PRICE, ETC.

Adjustments for Reclassification, Exchange or Substitution, etc. In the event of changes in the outstanding Series B Stock or as applicable the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and, except as otherwise provided in Section 2.2 above, this Warrant shall terminate if not exercised prior to, the events set forth in Section 8 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

EARLY TERMINATION. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Series B Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 8, the term “Reorganization” shall include without limitation any reclassification, capital reorganization

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or change of the Series B Stock (other than by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like provided for in Section 6 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Series B Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

MARKET STANDOFF. Holder agrees, in connection with the Company’s sale of its Common Stock in a firm underwritten public offering pursuant to a registration statement under the Act, Holder agrees to consider a request by the Company and its underwriters that (i) the Holder enter into an agreement that it shall not sell, make any short sale of, loan, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise dispose of any of the Company’s capital stock (or any securities convertible into the Company’s capital stock) held by Holder, however or whenever acquired (other than those included in the registration or purchased subsequent to the initial public offering) without the prior written consent of Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred and eighty (180) days, but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc., such extension or extensions not to exceed thirty-four (34) days after the expiration of such 180-day period) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering and (ii) that Holder provide such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Act.

NOTIFICATION OF CERTAIN EVENTS. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a) the issuance of any dividend or other distribution on the capital stock of the Company (other than (i) dividends or distributions otherwise provided for in Section 6, (ii) repurchases of common stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of common stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities;

(b) the voluntary liquidation, dissolution or winding up of the Company;

(c) any transaction resulting in the expiration of this Warrant pursuant to Section 8; or

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(d) receipt by the Company of any request for registration made pursuant to Section 1.2 or 1.4 of the Investor Rights Agreement;

the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b), (c) or (d) as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively with the consent of the Holder. In addition, the Company shall deliver to the Holder copies of any proxy or information statements or other communications delivered to shareholders generally.

NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the addresses listed for Holder above or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of                     , 2011.

HORIZON PHARMA, INC.

By:
Name:
Title:
Address:

14.

NOTICE OF EXERCISE

TO: HORIZON PHARMA, INC.

(1) ☐ The undersigned hereby elects to purchase              shares of the Series B Preferred Stock of Horizon Pharma, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase              shares of the Series B Preferred Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Series B Preferred Stock in the name of the undersigned or in such other name as is specified below:

________________________

(Name)

________________________

________________________

(Address)

(3) The undersigned hereby restates and reaffirms the representations and covenants in Section 4 of the Warrant with respect to the Exercise Shares to be received pursuant to this Notice of Exercise.

(Date)	(Signature)

(Print name)

(Date)	(Signature)

(Print name)

4.

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form

and supply required information. Do not use this

form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: __________, 20__

Holder’s
Signature:

Holder’s
Address:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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